Exhibit 99.1

MRC Global Announces Proposed Refinancing of Senior Secured Term Loan B Credit Agreement and

Provides Preliminary First Quarter 2023 Financial Results

Houston, TX – April 24, 2023 – MRC Global Inc. (NYSE: MRC), the leading global distributor of pipe, valves and fittings (PVF) and other infrastructure products and services to diversified gas utility, energy and industrial end-markets, today announced it is launching an effort to amend, extend and refinance in full its $295 million in outstanding principal amount under its existing senior secured Term Loan B, scheduled to mature in September 2024. The company will seek to enter into an amendment to and extension of the existing senior secured term loan B credit agreement, which is expected to, among other things, extend its current Term Loan B credit agreement for an additional five years and increase the outstanding amount under the facility from $295 million to $300 million. The company expects to use the proceeds to refinance the outstanding balance of $295 million under its existing senior secured Term Loan B with the remainder to be used for general corporate purposes.

In addition, the company is providing selected preliminary first quarter 2023 financial results.

Preliminary First Quarter 2023 Financial Results

•	Revenue of approximately $885 million

•	Net income of approximately $33 million

•	Adjusted EBITDA of approximately $69 million, or 7.8% of sales

•	Gross Profit of approximately $179 million, or 20.2% of sales

•	Adjusted Gross Profit of approximately $188 million, or 21.2% of sales

•	Full year 2023 cash flow from operations continues to be expected to be at least $120 million

The company’s strong performance in the first quarter provides increasing confidence in the outlook for the full year.

The company expects to release its full first quarter 2023 results on May 8, 2023, after the market close, as previously scheduled. The company will also hold a conference call to discuss its first quarter 2023 results at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on May 9, 2023, as previously scheduled.

Adjusted Gross Profit and Adjusted EBITDA are non-GAAP measures. Please refer to the reconciliations of Adjusted Gross Profit and Adjusted EBITDA to their nearest GAAP measures in this release.

There can be no assurance that the company will refinance its Term Loan B, or what the ultimate terms of the refinanced facility will be. The company’s ability to enter into this refinanced Term Loan B facility and use the proceeds depends on, among other things, market conditions, reaching final agreement with lenders and the approval of the company’s board of directors.

About MRC Global Inc.

Headquartered in Houston, Texas, MRC Global (NYSE: MRC) is the leading global distributor of pipe, valves, fittings (PVF) and other infrastructure products and services to diversified energy and industrial end-markets including the gas utilities, downstream, industrial and energy transition, upstream production, and midstream pipeline sectors. With over 100 years of experience, MRC Global has provided customers with innovative supply chain solutions, technical product expertise and a robust digital platform from a worldwide network of 212 locations including valve and engineering centers. The company’s unmatched quality assurance program offers over 250,000 SKUs from over 9,000 suppliers, simplifying the supply chain for approximately 10,000 customers. Find out more at www.mrcglobal.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “expected,” and similar expressions are intended to identify forward-looking statements.

Statements about the company’s expectations regarding its cash flow from operations are not guarantees of future performance. These statements are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, most of which are difficult to predict and many of which are beyond MRC Global’s control, including the factors described in the company’s SEC filings that may cause the company’s actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements.

These risks and uncertainties include (among others) decreases in capital and other expenditure levels in the industries that the company serves; U.S. and international general economic conditions; geopolitical events; decreases in oil and natural gas prices; unexpected supply shortages; loss of third-party transportation providers; cost increases by the company’s suppliers and transportation providers; increases in steel prices, which the company may be unable to pass along to its customers which could significantly lower the company’s profit; the company’s lack of long-term contracts with most of its suppliers; suppliers’ price reductions of products that the company sells, which could cause the value of its inventory to decline; decreases in steel prices, which could significantly lower the company’s profit; a decline in demand for certain of the products the company distributes if tariffs and duties on these products are imposed or lifted; holding more inventory than can be sold in a commercial time frame; significant substitution of renewables and low-carbon fuels for oil and gas, impacting demand for the company’s products; risks related to adverse weather events or natural disasters; environmental, health and safety laws and regulations and the interpretation or implementation thereof; changes in the company’s customer and product mix; the risk that manufacturers of the products that the company distributes will sell a substantial amount of goods directly to end users in the industry sectors that the company serves; failure to operate the company’s business in an efficient or optimized manner; the company’s ability to compete successfully with other companies; the company’s lack of long-term contracts with many of its customers and the company’s lack of contracts with customers that require minimum purchase volumes; inability to attract and retain employees or the potential loss of key personnel; adverse health events, such as a pandemic; interruption in the proper functioning of the company’s information systems; the occurrence of cybersecurity incidents; risks related to the company’s customers’ creditworthiness; the success of acquisition strategies; the potential adverse effects associated with integrating acquisitions and whether these acquisitions will yield their intended benefits; impairment of the company’s goodwill or other intangible assets; adverse changes in political or economic conditions in the countries in which the company operates; the company’s significant indebtedness; the dependence on the company’s subsidiaries for cash to meet parent company obligations; changes in the company’s credit profile; potential inability to obtain necessary capital; the sufficiency of the company’s insurance policies to cover losses, including liabilities arising from litigation; product liability claims against the company; pending or future asbestos-related claims against the company; exposure to U.S. and international laws and regulations, regulating corruption, limiting imports or exports or imposing economic sanctions; risks relating to ongoing evaluations of internal controls required by Section 404 of the Sarbanes-Oxley Act; and risks related to changing laws and regulations including trade policies and tariffs.

For a discussion of key risk factors, please see the risk factors disclosed in the company’s SEC filings, which are available on the SEC’s website at www.sec.gov and on the company’s website, www.mrcglobal.com. MRC Global’s filings and other important information are also available on the “Investors” page of the company’s website at www.mrcglobal.com.

Undue reliance should not be placed on the company’s forward-looking statements. Although forward-looking statements reflect the company’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause the company’s actual results, performance or achievements or future events to differ materially from anticipated future results, performance or achievements or future events expressed or implied by such forward-looking statements. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except to the extent required by law.

Contact:

Monica Broughton

VP, Investor Relations & Treasury

MRC Global Inc.

Monica.Broughton@mrcglobal.com

832-308-2847

MRC Global Inc.

Supplemental Information (Unaudited)

Reconciliation of Net Income (Loss) to Adjusted EBITDA (a non-GAAP measure)

(in millions)

	Three Months Ended
	March 31, 2023	Percentage of Revenue*
Net income	$33	3.7%
Income tax expense	13	1.5%
Interest expense	7	0.8%
Depreciation and amortization	5	0.6%
Amortization of intangibles	5	0.6%
Decrease in LIFO reserve	(1)	(0.1)%
Equity-based compensation expense (1)	3	0.3%
Foreign currency losses	4	0.5%

Adjusted EBITDA	$69	7.8%

Notes to above:

*	Does not foot due to rounding

(1)	Recorded in SG&A

The company defines adjusted EBITDA as net income plus interest, income taxes, depreciation and amortization, amortization of intangibles, and certain other expenses, including non-cash expenses, (such as equity-based compensation, severance and restructuring, changes in the fair value of derivative instruments and asset impairments, including inventory) and plus or minus the impact of its LIFO inventory costing methodology. The company presents adjusted EBITDA because the company believes adjusted EBITDA is a useful indicator of the company’s operating performance. Among other things, adjusted EBITDA measures the company’s operating performance without regard to certain non-recurring, non-cash or transaction-related expenses. adjusted EBITDA, however, does not represent and should not be considered as an alternative to net income, cash flow from operations or any other measure of financial performance calculated and presented in accordance with GAAP. Because adjusted EBITDA does not account for certain expenses, its utility as a measure of the company’s operating performance has material limitations. Because of these limitations, the company does not view adjusted EBITDA in isolation or as a primary performance measure and also uses other measures, such as net income and sales, to measure operating performance. See the company’s Annual Report filed on Form 10-K for a more thorough discussion of the use of adjusted EBITDA.

MRC Global Inc.

Supplemental Information (Unaudited)

Reconciliation of Gross Profit to Adjusted Gross Profit (a non-GAAP measure)

(in millions)

	Three Months Ended
	March 31, 2023	Percentage of Revenue*
Gross profit, as reported	$179	20.2%
Depreciation and amortization	5	0.6%
Amortization of intangibles	5	0.6%
Decrease in LIFO reserve	(1)	(0.1)%

Adjusted Gross Profit	$188	21.2%

Notes to above:

*	Does not foot due to rounding

The company defines Adjusted Gross Profit as sales, less cost of sales, plus depreciation and amortization, plus amortization of intangibles, plus inventory-related charges incremental to normal operations and plus or minus the impact of its LIFO inventory costing methodology. The company presents Adjusted Gross Profit because the company believes it is a useful indicator of the company’s operating performance without regard to items, such as amortization of intangibles, that can vary substantially from company to company depending upon the nature and extent of acquisitions of which they have been involved. Similarly, the impact of the LIFO inventory costing method can cause results to vary substantially from company to company depending upon whether they elect to utilize LIFO and depending upon which method they may elect. The company uses Adjusted Gross Profit as a key performance indicator in managing its business. The company believes that gross profit is the financial measure calculated and presented in accordance with U.S. generally accepted accounting principles that is most directly comparable to Adjusted Gross Profit.

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